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                                                                   Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-16957 and 333-33149 of On Command Corporation on Form S-8 of our report dated February 4, 1998, appearing in this Annual Report on Form 10-K of On Command Corporation for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP

March 25, 1998
San Jose, California